                                                                    Exhibit 23.1


                             Accountants' Consent

The Board of Directors
Adolor Corporation:

   We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


                                                              KPMG LLP


Philadelphia, Pennsylvania
November 9, 2000